Exhibit 99.1

Vroom Reports First Quarter 2021 Results

Vroom Delivers Record Ecommerce Units and Gross Profit

Ecommerce Unit Sales Up 96% YoY

Ecommerce Gross Profit Up 123% YoY

NEW YORK – May 12, 2021 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the first quarter ended March 31, 2021.

HIGHLIGHTS OF FIRST QUARTER 2021

•	15,504 ecommerce units sold, up 96% YoY

•	Ecommerce revenue of $422.3 million, up 81% YoY

•	Ecommerce gross profit of $31.8 million, up 123% YoY

•	Completed the acquisition of CarStory business

Paul Hennessy, Chief Executive Officer of Vroom, commented:

“Vroom delivered record results in the first quarter of 2021, with total gross profit nearly doubling versus the same period in the prior year as we delivered exceptional growth and improving unit economics. Our strong results were led by robust Ecommerce unit growth of 96%, coupled with accelerating Ecommerce Gross Profit Per Unit through the quarter. Demand for our convenient, online used vehicle shopping experience remains strong in a dynamic environment, and we continue to reap benefits from scaling our hybrid, asset-light model. As we look ahead, we will continue to execute against our plan to increase the velocity of our flywheel by growing inventory, expanding reconditioning capacity, and investing in logistics and our end-to-end ecommerce experience, among other initiatives, to deliver an attractive offering for our customers and demonstrate improvement in our unit economics over time.”

FIRST QUARTER 2021 FINANCIAL DISCUSSION

All financial comparisons are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended March 31,
	2021	2020	Change	% Change

	(in thousands, except unit data and average days to sale)
Ecommerce units sold	15,504	7,930	7,574	95.5%
Ecommerce revenue:
Vehicle revenue	$408,314	$225,606	$182,708	81.0%
Product revenue	13,994	7,566	6,428	85.0%
Total ecommerce revenue	$422,308	$233,172	$189,136	81.1%
Ecommerce gross profit:
Vehicle gross profit	$17,843	$6,701	$11,142	166.3%
Product gross profit	13,994	7,566	6,428	85.0%
Total ecommerce gross profit	$31,837	$14,267	$17,570	123.2%
Average vehicle selling price per ecommerce unit	$26,336	$28,450	$(2,114)	(7.4)%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$1,151	$845	$306	36.2%
Product gross profit per ecommerce unit	903	954	(51)	(5.3)%
Total gross profit per ecommerce unit	$2,054	$1,799	$255	14.2%
Ecommerce average days to sale	83	68	15	22.1%

Ecommerce Units

Ecommerce units sold increased 95.5% to 15,504 driven by increased consumer demand, higher inventory levels and increased marketing spend. Average monthly unique visitors to our platform increased 63.7% to 1,550,258.

Ecommerce Revenue

Ecommerce revenue increased 81.1% to $422.3 million.

•

Ecommerce Vehicle revenue increased 81.0% to $408.3 million. The increase in ecommerce Vehicle revenue was primarily attributable to the increase in ecommerce units sold, partially offset by a decrease in the average selling price per unit, which decreased from $28,450 to $26,336.

•

Ecommerce Product revenue increased 85.0% to $14.0 million. The increase in ecommerce Product revenue was primarily attributable to the increase in ecommerce units sold, partially offset by a decrease in ecommerce Product revenue per unit, which decreased from $954 to $903 per unit.

Ecommerce Gross Profit

Ecommerce gross profit increased 123.2% to $31.8 million.

•

Ecommerce Vehicle gross profit increased 166.3% to $17.8 million. The increase in ecommerce Vehicle gross profit was primarily due to the increase in units sold as well as a $306 increase in ecommerce Vehicle gross profit per unit to $1,151.

•

Ecommerce Product gross profit increased 85.0% to $14.0 million. The increase in ecommerce Product gross profit was primarily attributable to the increase in ecommerce units sold, partially offset by a decrease in ecommerce Product gross profit per unit, which decreased from $954 to $903 per unit.

Ecommerce Gross Profit per Unit

Ecommerce gross profit per unit increased 14.2% to $2,054.

•

Ecommerce Vehicle gross profit per unit increased 36.2% to $1,151, driven primarily by improvements in reconditioning costs as well as a higher inventory reserve in the first quarter of 2020 due to the start of the COVID-19 pandemic.

•	Ecommerce Product gross profit per unit decreased slightly to $903.

Results by Segment

	Three Months Ended March 31,
	2021	2020 (1)	Change	% Change

	(in thousands)
Units:
Ecommerce	15,504	7,930	7,574	95.5%
Wholesale	8,641	4,685	3,956	84.4%
TDA	1,775	3,035	(1,260)	(41.5)%
Total units	25,920	15,650	10,270	65.6%

Revenue:
Ecommerce	$422,308	$233,172	$189,136	81.1%
Wholesale	118,024	55,578	62,446	112.4%
TDA	47,587	86,582	(38,995)	(45.0)%
All Other (2)	3,199	440	2,759	627.0%
Total revenue	$591,118	$375,772	$215,346	57.3%
Gross profit (loss):
Ecommerce	$31,837	$14,267	$17,570	123.2%
Wholesale	(282)	(1,292)	1,010	(78.2)%
TDA	2,791	5,258	(2,467)	(46.9)%
All Other (2)	1,830	154	1,676	1,088.3%
Total gross profit	$36,176	$18,387	$17,789	96.7%
Gross profit (loss) per unit (3):
Ecommerce	$2,054	$1,799	$255	14.2%
Wholesale	$(33)	$(276)	$243	(88.0)%
TDA	$1,572	$1,732	$(160)	(9.2)%

(1)	We reclassified other revenue and gross profit related to the vehicle repair service at TDA from the TDA reportable segment to the “All Other” category to conform to current year presentation.
(2)	All Other revenues and gross profit consist of the CarStory business and vehicle repair services at TDA.
(3)	Gross profit per unit metrics exclude the CarStory business and vehicle repair services at TDA.

Total Units

Total units sold increased 65.6% to 25,920.

•	Ecommerce units sold increased 95.5% to 15,504, as discussed above.

•

Wholesale units sold increased 84.4% to 8,641, primarily driven by an increase of wholesale grade units purchased from consumers, an increase in the number of trade-in vehicles as a result of the increase in number of ecommerce units sold, and the liquidation of the remaining aged inventory that commenced in the fourth quarter of 2020.

•	TDA units sold decreased 41.5% to 1,775, primarily due to reduced inventory at the TDA location as our ecommerce business continues to scale.

Total Revenue

Total revenue increased 57.3% to $591.1 million.

•	Ecommerce revenue increased 81.1% to 422.3 million, as discussed above.

•

Wholesale revenue increased 112.4% to $118.0 million. The increase in wholesale revenue was primarily attributable to the increase in wholesale units sold as well as an increase in wholesale average selling price per unit, which increased from $11,863 to $13,659.

•	TDA revenue decreased 45.0% to $47.6 million, primarily due to the decrease in TDA units sold and a lower average selling price per unit, which decreased from $27,382 to $25,921.

Total Gross Profit (Loss)

Total gross profit increased 96.7% to $36.2 million.

•	Ecommerce gross profit increased 123.2% to $31.8 million, as discussed above.

•	Wholesale gross loss decreased 78.2% to $(0.3) million. Wholesale gross loss decreased primarily due a lower gross loss per unit, partially offset by the increase in wholesale units sold.

•	TDA gross profit decreased 46.9% to $2.8 million. TDA gross profit decreased primarily due to the decrease in TDA units sold and a decrease in TDA gross profit per unit of $160.

Gross Profit (Loss) per Unit

•	Ecommerce gross profit per unit increased 14.2% to $2,054, as discussed above.

•	Wholesale gross loss per unit decreased 88.0% to $(33) as a result of improved wholesale market conditions.

•	TDA gross profit per unit decreased 9.2% to $1,572.

SG&A

	Three Months Ended March 31,
	2021	2020	Change	% Change

	(in thousands)
Compensation & benefits	$39,870	$20,321	$19,549	96.2%
Marketing expense	29,558	17,915	11,643	65.0%
Outbound logistics	15,366	5,792	9,574	165.3%
Occupancy and related costs	3,922	2,697	1,225	45.4%
Professional fees	3,998	2,459	1,539	62.6%
Other	16,400	9,196	7,204	78.3%
Total selling, general & administrative expenses	$109,114	$58,380	$50,734	86.9%

Selling, general and administrative expenses increased 86.9% to $109.1 million. The increase was primarily due to:

•

$19.5 million increase in compensation and benefits due to an increase in headcount, an increase in variable fees for third-party sales and sales support providers, as well as a $2.2 million increase in stock-based compensation to $2.8 million as a result of our initial public offering (the “IPO”);

•	$11.6 million increase in marketing expense as we expanded our national broad-reach advertising and aired our first Super Bowl commercial;

•

$9.6 million increase in outbound logistics costs partially attributable to the growth in ecommerce units sold, which increased outbound logistics costs by $5.5 million, and increases in market rates of logistics providers, which increased outbound logistics costs by $4.1 million; and

•

$7.2 million increase in other selling, general and administrative expenses primarily related to additional insurance costs associated with being a publicly traded company and volume-based fees for software licenses as our business continues to scale.

We expect selling, general and administrative expenses to increase in the future as we scale our business and sell more ecommerce units. We also expect to incur increased selling, general and administrative expenses as we continue to invest in and improve our customer experience and invest in expanding our proprietary logistics network, including our last-mile delivery operations.

Loss from Operations and Net Loss

Loss from operations increased 84.4% to $75.5 million. Net loss increased 88.0% to $77.2 million.

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe EBITDA and Non-GAAP net loss per share, as adjusted, which are non-GAAP financial measures, are useful in evaluating our operating performance. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

EBITDA and Non-GAAP net loss per share, as adjusted are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because EBITDA and Non-GAAP net loss per share, as adjusted, facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

We are not presenting Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, and Non-GAAP net loss per share as there were no relevant adjustments for the three months ended March 31, 2021 and 2020.

EBITDA

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense. The following table presents a reconciliation of EBITDA to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended March 31,
	2021	2020

	(in thousands)
Net loss	$(77,189)	$(41,059)
Adjusted to exclude the following:
Interest expense	3,812	2,826
Interest income	(2,296)	(1,956)
Provision for income taxes	156	53
Depreciation and amortization expense	2,906	970
EBITDA	$(72,611)	$(39,166)

Non-GAAP net loss per share, as adjusted

Non-GAAP net loss per share, as adjusted has been computed to give effect to, as of the beginning of each period presented, (i) the shares of common stock issued in connection with our IPO (ii) the automatic conversion of all outstanding shares of redeemable convertible preferred stock into shares of common stock that occurred upon the consummation of our IPO and (iii) the shares of common stock issued in connection with our follow-on public offering, all of which occurred in 2020. The following table presents a reconciliation of Non-GAAP net loss per share, as adjusted to net loss per share, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended March 31,
	2021	2020
Net loss	$(77,189)	$(41,059)
Net loss per share, basic and diluted	$(0.57)	$(4.85)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	135,497,511	8,471,456
Add: unweighted adjustment for common stock issued in connection with IPO	—	24,437,500
Add: unweighted adjustment for conversion of redeemable convertible preferred stock in connection with IPO	—	85,533,394
Add: unweighted adjustment for common stock issued in connection with follow-on public offering	—	10,800,000
Less: Adjustment for the impact of the above items already included in weighted-average number of shares outstanding for the periods presented	—	—
Weighted-average number of shares outstanding used to compute net loss per share, as adjusted, basic and diluted	135,497,511	129,242,350
Non-GAAP net loss per share, as adjusted, basic and diluted	$(0.57)	$(0.32)

Financial Outlook

For the full year 2021, we continue to expect triple digit year-over-year growth in ecommerce unit sales and more than 200% year-over-year growth in aggregate gross profit. For the second quarter 2021, we expect the following results:

•Ecommerce unit sales of 17,500 to 18,000, implying year over year growth of 164% at the middle of the guidance range.

•Average ecommerce selling price per unit of $27,000 to $28,000 and average ecommerce gross profit per unit of $2,500 to $2,600.

•Wholesale unit sales of 7,500 to 8,000, average selling price per unit of $10,000 to $11,000 and average gross profit per unit of $800 to $900.

•TDA unit sales of 1,400 to 1,500, average selling price per unit of $27,000 to 28,000 and average gross profit per unit of $2,000 to $2,100.

•Total revenue of $618 to $640 million.

•Total gross profit of $54 to $59 million.

•EBITDA* of $(70) to $(61) million.

•Stock-based compensation expense of $4.4 million.

•Net loss per share of $(0.58) to $(0.51).

*A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for our second quarter 2021 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for first quarter 2021 in the reconciliation table in the Non-GAAP Financial Measures section above.

We expect the following number of GAAP weighted average shares outstanding for the second quarter and the full year 2021:

	Quarter	YTD
2021	136,303,300	136,101,850

These estimates exclude any shares potentially issuable under stock-based compensation plans.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of May 12, 2021 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, May 12, 2021 at 5:00 p.m. ET.

The conference call can be accessed via telephone by dialing 1-833-519-1297 (or 914-800-3868 for international access) and entering the conference ID 2662706. A live audio webcast will also be available at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (NASDAQ: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations regarding our business strategy and plans, including our ability to scale our business, grow inventory, expand reconditioning capacity, invest in logistics and improve our end-to-end customer experience, and for future results of operations and financial position, including our ability to improve our unit economics and our outlook for the second quarter ended June 30, 2021 and the year ended December 31, 2021. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our Quarterly report on Form 10-Q for the quarter ended March 31, 2021, each of which is available on our Investor Relations website at  ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

VROOM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of	As of
	March 31,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$940,287	$1,056,213
Restricted cash	26,550	33,826
Accounts receivable, net of allowance of $4,380 and $2,803, respectively	93,215	60,576
Inventory	337,696	423,647
Prepaid expenses and other current assets	24,724	23,617
Total current assets	1,422,472	1,597,879
Property and equipment, net	16,937	15,092
Intangible assets, net	32,912	34
Goodwill	159,306	78,172
Operating lease right-of-use assets	18,569	17,137
Other assets	16,511	15,742
Total assets	$1,666,707	$1,724,056
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$42,840	$32,925
Accrued expenses	71,966	59,405
Vehicle floorplan	253,038	329,231
Deferred revenue	48,236	24,822
Operating lease liabilities, current	6,365	6,052
Other current liabilities	32,700	30,275
Total current liabilities	455,145	482,710
Operating lease liabilities, excluding current portion	13,457	12,093
Other long-term liabilities	2,504	2,151
Total liabilities	471,106	496,954
Commitments and contingencies (Note 10)
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 136,303,301 and 134,043,969 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	134	132
Additional paid-in-capital	2,050,527	2,004,841
Accumulated deficit	(855,060)	(777,871)
Total stockholders’ equity	1,195,601	1,227,102
Total liabilities and stockholders’ equity	$1,666,707	$1,724,056

VROOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Retail vehicle, net	$454,323	$308,710
Wholesale vehicle	118,024	55,578
Product, net	15,572	11,044
Other	3,199	440
Total revenue	591,118	375,772
Cost of sales	554,942	357,385
Total gross profit	36,176	18,387
Selling, general and administrative expenses	109,114	58,380
Depreciation and amortization	2,594	966
Loss from operations	(75,532)	(40,959)
Interest expense	3,812	2,826
Interest income	(2,296)	(1,956)
Revaluation of preferred stock warrant	—	(790)
Other income, net	(15)	(33)
Loss before provision for income taxes	(77,033)	(41,006)
Provision for income taxes	156	53
Net loss	$(77,189)	$(41,059)
Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(4.85)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	135,497,511	8,471,456

VROOM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(77,189)	$(41,059)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,906	970
Amortization of debt issuance costs	281	94
Stock-based compensation expense	2,820	600
Provision for inventory obsolescence	(2,551)	4,427
Revaluation of preferred stock warrant	—	(790)
Other	1,813	306
Changes in operating assets and liabilities:
Accounts receivable	(33,140)	(4,530)
Inventory	88,502	21,702
Prepaid expenses and other current assets	(1,127)	(2,084)
Other assets	(650)	(807)
Accounts payable	9,568	(2,937)
Accrued expenses	12,194	(847)
Deferred revenue	23,376	(4,499)
Other liabilities	2,751	4,309
Net cash provided by (used in) operating activities	29,554	(25,145)
Investing activities
Purchase of property and equipment	(3,239)	(1,699)
Acquisition of business, net of cash acquired	(76,145)	—
Net cash used in investing activities	(79,384)	(1,699)
Financing activities
Proceeds from vehicle floorplan	396,849	293,854
Repayments of vehicle floorplan	(473,042)	(302,149)
Payment of vehicle floorplan upfront commitment fees	—	(1,125)
Proceeds from the issuance of redeemable convertible preferred stock, net	—	21,694
Repurchase of common stock	—	(1,818)
Payments of costs related to IPO	—	(828)
Proceeds from exercise of stock options	2,821	6
Other financing activities	—	(34)
Net cash (used in) provided by financing activities	(73,372)	9,600
Net decrease in cash, cash equivalents and restricted cash	(123,202)	(17,244)
Cash, cash equivalents and restricted cash at the beginning of period	1,090,039	219,587
Cash, cash equivalents and restricted cash at the end of period	$966,837	$202,343